UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 17, 2004
                                                         -----------------


                              JACK IN THE BOX INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                  1-9390                  95-2698708
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(State or other jurisdiction   (Commission File          (I.R.S. Employer
      of incorporation)             Number)           Identification Number)


  9330 BALBOA AVENUE, SAN DIEGO, CA                       92123
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(Address of principal executive offices)                (Zip Code)


                                 (858) 571-2121
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              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
             ------------------------------------------
             Please see the discussion set forth in response to Item 5.02 below.


ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
             ---------------------------------------------------------
             DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
             --------------------------------------------

     On November 17, 2004, Jack in the Box Inc. announced the upcoming retirement of Executive Vice President and Chief Financial Officer John F. Hoffner. The Company also announced the decision to promote Jerry Rebel, effective January 24, 2005, to the position of Senior Vice President and Chief Financial Officer. Mr. Hoffner will continue to serve as CFO until January 23, 2005, and thereafter will continue to serve as Vice President of Financial Strategy until December 31, 2005. Mr. Rebel began his employment with the Company and became an officer of the Company on September 8, 2003. Prior to that date, he was employed by Fleming Companies, Inc., in Lewisville, Texas, as Vice President and Controller from February 2002 to September 2003 and with CVS Corporation in Woonsocket, R.I., from January 1991 to February 2002 where he held accounting and finance positions, including Vice President of Finance from July 1995 to September 2000 and Executive Vice President and Chief Financial Officer of the ProCare division from September 2000 to February 2002.

     In connection with the retirement of Executive Vice President and Chief Financial Officer John F. Hoffner, Jack in the Box Inc. and John F. Hoffner entered into a Retirement and Release Agreement (the "Retirement Agreement") setting forth certain understandings associated with Mr. Hoffner's retirement and the transition of a new Chief Financial Officer. The following description is a brief summary of material terms and conditions of the Retirement Agreement that is included as Exhibit 99.3 to this report. Mr. Hoffner will continue to serve as CFO through January 23, 2005; thereafter he will continue to serve the Company during a transition period ending December 31, 2005. Mr. Hoffner will not be eligible to receive benefits under the Company's qualified pension plan or its Supplemental Executive Retirement Plan. During the transition period, Mr. Hoffner's salary and benefits, including insurance coverage, will continue at approximately the same levels, and Mr. Hoffner will continue to be eligible for stock option vesting and restricted stock vesting. Continued vesting through the transition period will result in the additional vesting of 56,225 option shares and 8,250 restricted shares. In addition, Mr. Hoffner will be eligible for a bonus at the end of the transition period of approximately $200,000. The Retirement Agreement contains additional customary and usual covenants and understandings.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS
             ---------------------------------

     On November 17, 2004, Jack in the Box Inc. issued a press release announcing the company's fourth-quarter and fiscal 2004 results and affirming first-quarter and fiscal 2005 guidance. The press release is furnished as
Exhibit 99.1 hereto and incorporated herein by reference.

     Jack in the Box Inc. will conduct a conference call on November 17, 2004, at 8:30 a.m. PST to review Jack in the Box Inc. fourth-quarter and fiscal 2004 results and first-quarter and fiscal 2005 guidance. Investors can hear this conference call live by visiting the Jack in the Box home page at www.jackinthebox.com. Access the Jack in the Box home page at least 15 minutes prior to the call in order to download and install any necessary audio software. Investors can hear replays of the conference call by visiting www.jackinthebox.com and clicking on the conference call link.



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(C)    EXHIBITS
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The following exhibits are filed with this Report:

           Exhibit No.                   Description

              99.1 Press Release dated November 17, 2004 regarding the retirement of Chief Financial Officer

              99.2                       Press Release dated November 17, 2004

              99.3                       Retirement Agreement





                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       JACK IN THE BOX INC.


                                               By: /s/ JOHN F. HOFFNER
                                                   -------------------
     John F. Hoffner
     Executive Vice President
     Chief Financial Officer
     (Principal Financial Officer)
     (Duly Authorized Signatory)


     Date: November 17, 2004



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